Exhibit 10.1(B)

AMENDMENT NO.1 TO THE SERVICES AGREEMENT

This Amendment No. 1 (the “Amendment”) effective as of October 31, 2014 (the “Amendment Effective Date”), to the Services Agreement (the “TSA”) dated January 1, 2013 is made by and between Mirna Therapeutics, Inc. (“Mirna Therapeutics”) and Asuragen, Inc. (“Asuragen”).

WHEREAS, Asuragen and Mirna Therapeutics entered into the TSA;

WHEREAS, Asuragen and Mirna Therapeutics desire to amend the TSA to revise the conditions for termination and the Exhibits;

NOW THEREFORE, in consideration of the above provisions and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Asuragen and Mirna Therapeutics agree as follows:

1.              Intent. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

2.              Recitals. The following recital will be added to the TSA:

WHEREAS, Asuragen and Mirna Therapeutics are parties to a certain Sublease Agreement, dated as of October 31, 2014 (as amended from time to time, the “Sublease”) pursuant to which Asuragen subleases certain premises to Mirna Therapeutics;

3.               Section 4.1. Term; Termination Rights. The first sentence of Section 4.1 will be deleted in its entirety and will be replaced with:

The term of this Agreement shall commence as of the Effective Date and shall terminate, and have no further force or effect, in respect to either party hereto, upon the earliest of the following: (a) August 31, 2016, or (b) the expiration or earlier termination of the Sublease, or (c) written agreement of Asuragen and Mirna Therapeutics; provided, however that Asuragen or Mirna Therapeutics may, in its sole discretion, terminate this Agreement at any time upon one hundred and eighty (180) days’ notice to the other party.

4.                 Exhibits A-1, A-2, A-3, A-4. Exhibits A-1, A-2, A-3, A-4 are hereby deleted and replaced with the attached Exhibits A-1, A-2, A-3, A-4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

MIRNA THERAPETUICS, INC.		ASURAGEN, INC.

By:	/s/ Jon Irvin	By:	/s/ Lynne Hohlfeld

Name:	Jon Irvin	Name:	Lynne Hohlfeld

Title:	CFO	Title:	CFO

Confidential and Proprietary

Asuragen, Inc.

EXHIBIT A

SERVICES

Asuragen shall provide Mirna Therapeutics with certain services for the support and operation of the Business in general as set forth on Exhibits A-1 through A-3.

EXHIBIT

FINANCE AND ACCOUNTING SERVICES/ PURCHASING, AND WAREHOUSE

SERVICES

Payroll:

•                  Manage and fund the external 401 (k) plan for Mirna Therapeutics through December 31, 2014.

•                  Ensure all 401 (k) deposits, tax returns, reporting requirements are kept current through December 31, 2014.

•                  Prepare documentation and perform testing to support external audit of joint Asuragen and Mirna Therapeutics 401(k) plan for the year ended December 31, 2014.

Shipping and Materials Services

•                  Receive finished good and shipping supplies and distribute to Mirna Therapeutics employees.

EXHIBIT A-2

INFORMATION TECHNOLOGY SERVICES

Services for Information Technologies will include the following areas: Network, Security, Intranet, Help Desk, Telecommunications, Applications, Data Backup, and Internet. Asuragen will maintain all IT records of Mirna Therapeutics and provide services in accordance with the past practices of Asuragen unless otherwise noted. Specific services for each are described below.

Network

•                     Manage hi-speed internet connectivity

•                     Manage pre-arranged interfaces with laboratory equipment

Helpdesk

•                  Provide IT Help Desk application for trouble ticket submission and tracking, for phone system only. Asuragen will provide call back within 24 hours on Help Desk submissions unless deemed critical in which case call back will be within 4 hours.

Telecommunications

•                   Manage and maintain internal telecommunications systems (PBX)

•                   Add new extensions as needed

•                   Provide end-user support/training as needed

The services listed below will be provided by Asuragen until the earlier of December 31, 2014, or the completion of the transition of services to Mirna Therapeutics.

Network

•                  Create, modify, and manage user and system accounts

•                  Manage user authentication and access rights systems

•                  Provide managed & secure remote access (to remote users and sites)

•                  Manage internal and external DNS services

•                  Manage all internal networking infrastructure (servers, routers, switches)

Security

•                   Manage intrusion prevention and detection systems (firewall)

•                   Manage and provide up-to-date virus prevention systems

•                   Manage all remote access and VPN systems

Intranet

•                  Manage dedicated intranet web server

•                  Provide web design and other basic HTML related services as needed

Helpdesk

•                  Provide IT Help Desk application for trouble ticket submission and tracking, for all IT needs except the phone system. Asuragen will provide call back within 24 hours on Help Desk submissions unless deemed critical in which case call back will be within 4 hours.

•                   Provide all end-user hardware and software support

Applications

•                  Manage all in-house, mission critical business applications and/or databases that exist as of the Effective Date

Data Backup

•                  Manage daily, weekly, monthly data backup systems

Internet

•                  Manage the Mirna Therapeutics website

EXHIBIT

FACILITIES SERVICES

Facilities support services will include the following areas: regulatory compliance and oversight, security and emergency response, environmental monitoring, construction, building maintenance, housekeeping, and moving. Asuragen will maintain all records relating to Mirna Therapeutics’ facilities and facilities support services and provide all services to Mirna Therapeutics in accordance with the past practices of Asuragen unless otherwise noted. Mirna Therapeutics will appoint a representative to coordinate with Asuragen in connection with facilities support services.

Specific services are described below.

Regulatory

•                  Provide services to maintain regulatory compliance and oversight, including, but not limited to laws related to and regulations promulgated by the City of Austin, DEA, EPA, OSHA, ADA, and TCEQ. Such services will include, but are not limited to letters of assurance, document management, permitting, license applications and administration, submission of necessary reports, responses to inspection requests

Security

•                  Provide security and monitoring system services, including, but not limited to installation, inspection, repair, maintenance and administration of badges and keys and all matters related to security patrol

•                   Respond to afterhours alarm calls

•                   Provide emergency response support

Environmental Monitoring

•                  Provide system installation, maintenance, equipment relocation, administration, alarm response and training procedures; troubleshoot equipment and environmental problems

Incidental Project Services

•                   Provide labor, equipment or outside services, as required to address the following

•               Facility improvement/repair projects

•               Maintenance, validation, and repair services for leased lab equipment

•               Facility environmental problems

Inventory, Equipment and Building Systems

•                  Provide building systems services, including, but not limited to, HVAC, air systems, plumbing, boilers, fire system, generators, electrical plumbing, refrigeration, preventative maintenance and unscheduled maintenance, such as fixing lighting, workstation and office equipment or other building problems

•                 Assist with outside vendor negotiations, contracts and maintenance

•                 Respond to Facilities Helpdesk Requests

CONFIDENTIAL	TSA Amendment No. 1

Housekeeping

•                 Provide and manage custodial/janitorial vendor services.

•                 Provide additional housekeeping services as required, including but not limited to inspections

•                 Provide set up and coordination support for special events

•                 Respond to and resolve special housekeeping issues, including, but not limited to spills

Moving

•                   Provide equipment and furniture moving services.

Facilities Administration

•                   Provide administrative support for facilities matters

•                   Property Management / Landlord coordination on lease supported services such as roof repair

•                   Recycling and non-hazardous waste program

•                   Pest control program

•                   Chemical and biohazard waste disposal program

•                   Supply and manage office and lab furnishings

•                    Respond to audit inquiries

•                    Respond to facilities Helpdesk request

Environmental, Health and Safety Program Services

•                   Asuragen will maintain a safety program that covers the facility and Asuragen employees

•                   Asuragen will provide auditing support of MIRNA employee manage safety program

•                  Asuragen will provide incident investigation and emergency response services, including, but not limited to corrective action, follow up, spill response and abatement, training and oversight of evacuation marshals and emergency response personnel

EXHIBIT

SERVICE FEE ALLOCATION

MONTH	2014	2015	2016
January		$32,525	$35,911
February		$32,525	$35,911
March		$32,525	$35,911
April		$32,525	$35,911
May		$32,375	$35,911
June		$32,375	$35,911
July		$32,375	$35,911
August		$32,375	$35,911
September		$32,375
October		$32,375
November	$33,413	$32,375
December	$33,413	$32,375

TOTAL	$66,827	$389,102	$287,288

The schedule above does not include 401(k) employee contribution and employer match amounts, which will be processed by Asuragen each pay period until December 31, 2014, and reimbursed upon funding via a wire transfer from Mirna Therapeutics to Asuragen. The amounts to be paid will be calculated by Mirna Therapeutics via payroll and communicated to Asuragen in a timely manner for concurrent processing with Asuragen’s employee and employer contribution amounts.